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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Crawford & Company Executive Stock Bonus Plan of our report dated March 11, 2005, with respect to the consolidated financial statements of Crawford & Company included in its Annual Report (Form 10-K) for the year ended December 31, 2004, Crawford & Company management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Crawford & Company, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young

Atlanta, Georgia
June 3, 2005